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                                                                   Exhibit 10.37

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

     This Executive Employment Agreement (this "Agreement"), is entered into by and between RAVISENT Technologies, Inc., a Delaware corporation with a place of business at 257 Great Valley Parkway, Malvern, Pennsylvania (the "Company" or "RAVISENT"), and Dale Calder, a resident of Mansfield, Massachusetts ("Executive"). The Company and Executive are collectively referred to herein as the "Parties." The term "RAVISENT" as used herein shall include all of its subsidiaries, affiliates, and businesses. The effective date of this Agreement is the date of the Closing as defined in the Share Purchase Agreement referred to below.

     WHEREAS, under the terms of the Share Purchase Agreement dated as of ____________ ("Share Purchase Agreement"), RAVISENT has agreed to acquire all of the issued and outstanding shares of capital stock of eMation, Ltd. ("eMation"); and

     WHEREAS, the Company seeks to retain the services of Executive to serve as President , and a member of the Board of Directors, of the Company under the Share Purchase Agreement;

     NOW, THEREFORE, Executive and the Company agree as follows:

                    SECTION I. POSITION AND RESPONSIBILITIES
                    ----------------------------------------

     The Company agrees to employ Executive and Executive agrees to serve in the employ of the Company as an executive, as follows:

     (a) Executive agrees to serve the Company as President of the Company during the term of this Agreement. Executive shall also serve as a member of the Company's Board of Directors during the term of this Agreement. Executive further agrees to use his best efforts, and apply his skill and experience, to the proper performance of his duties hereunder. Executive agrees to serve the Company faithfully, diligently and to the best of his ability. Executive will report to Francis E. Wilde, Chief Executive Officer of the Company, or his successor.

     (b) The principal location from which Executive will serve the Company and perform his duties hereunder shall be at the Company's place of business in Mansfield, Massachusetts, although it is understood and agreed that the performance of Executive's duties will require him to travel extensively within and without the United States of America.

     The Company shall compensate Executive for his services as provided herein.

                         SECTION II. TERM OF EMPLOYMENT
                         ------------------------------

     Executive's employment with the Company will commence as of the Effective Date defined within the Share Purchase Agreement, and will continue for a period of three (3) years immediately thereafter unless further extended or sooner terminated as hereinafter provided. Unless either party notifies the other at least three (3) month's prior to its expiration, the Agreement shall extend automatically for an additional one (1) year period. The Agreement shall continue to extend automatically for successive one (1) year periods until such notice is given or until a new agreement is executed by the parties or until otherwise terminated as provided herein.

                            SECTION III. COMPENSATION
                            -------------------------

     (a) Salary. During the period of the Executive's employment hereunder, the Company shall pay to the Executive a minimum base salary at the rate of not less than $220,000 per annum with the same frequency and on the same basis that the Company normally makes salary payments to the other executive personnel and in accordance with the Company's normal payroll policies and procedures. This minimum base salary may be increased from time to time in accordance with normal business practices of the Company. If such increases take place, the Company shall not thereafter decrease the Executive's salary without the Executive's consent during the term of this Agreement.

     (b) Bonus. In addition to his minimum base salary, Executive will be entitled to an annual bonus of up to $100,000 based upon the Executive's attainment of certain personal goals and objectives mutually agreed upon by Executive and the Company (the "Personal Bonus"). Executive's first-year Personal Bonus is, however, guaranteed. Executive will be entitled to an additional annual bonus of $100,000 provided the Company experiences revenue in year one in excess of $12,400,000 and the Company achieves the earnings target (before interest, taxes, depreciation and amortization) as defined in the Company's Street Plan. The Executive will be entitled to an additional bonus in year one equal to 1% of any revenue achieved by the Company in excess of $14,000,000. The corporate bonus targets for subsequent years will be adjusted upon mutual agreement of the Executive and the Company.

     (c) Other Compensation. As an additional incentive for Executive to remain employed by the Company for the term of this Agreement, the Parties agree as follows:

          (i) The Company shall pay to Executive a one-time, sign-on bonus of $150,000 upon execution of this Agreement.

          (ii) The Executive shall be granted, upon execution of this Agreement, options to purchase 300,000 shares of common stock of the Company of which twenty-five percent (25%) of these options shall vest immediately upon execution of this Agreement, with the

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                remainder vesting proportionately each months over 24 months of this Agreement. These options will have an exercise price of $.01 per share. The term of such options shall be in accordance with the Stock Option Plan, and related agreements, that shall be assumed by the Company upon the closing under the Share Purchase Agreement ("Assumed Plan"), subject to the limitations of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"). Such agreements will contain terms which provide for a ten year period during which Executive may exercise vested options. These options will be subject to other, additional terms and conditions to be addressed in the Assumed Plan.

          (iii) The Executive shall be granted, upon execution of this Agreement, additional options to purchase 200,000 shares of common stock of the Company, which the Company shall qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code. These options will have an exercise price equal to the fair market value of the shares as of the date of this Agreement. The term of such options shall be in accordance with the Stock Option Plan, and related agreements, that shall be assumed by the Company upon the closing under the Share Purchase Agreement ("Assumed Plan"), subject to the limitations of the Internal Revenue Code. Such agreements will contain terms which provide for a ten year period during which Executive may exercise vested options subject to the Internal Revenue Code's limitation on the exercise of vested incentive options later than ninety (90) days after termination of employment and the limitation on the granting of more than one hundred thousand dollars ($100,000) of vested incentive options in a calendar year. Such limitations do not cancel incentive stock options granted but provide for a mechanism by which such options convert into non-qualified stock options thereby losing the tax benefit of incentive stock options under the Internal Revenue Code. Twenty-five percent (25%) of these options shall vest immediately upon execution of this Agreement, with the remainder vesting proportionately each month over 24 months of this Agreement. These options will also be subject to other, additional terms and conditions to be addressed in the Assumed Plan.

          (iv) The Company shall pay Executive an amount sufficient to offset any adverse tax consequence experienced by Executive as a result of the Company's acquisition of eMation.

     (d) Expenses. The Executive shall be entitled to receive prompt reimbursement of all reasonable business expenses incurred by the Executive in performing his services hereunder, including expenses related to travel, housing and other

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     business expenses while away from home on business. Such expenses shall be accounted for under the policies and procedures presently established by the Company.

     (e) Other Benefits. The Company shall maintain and the Executive shall be entitled to participate in all of the Company's employee benefit plans and arrangements in effect on the date hereof including, without limitation, all pension and retirement plans, life insurance, health, accident, medical and disability insurance, and the Company's holiday and vacation plans. Notwithstanding the foregoing, the Company may make changes in any such arrangements provided that such changes are made pursuant to a program which is applicable to all executives of the Company and which changes do not result in a proportionately greater reduction in the rights and benefits to the Executive as compared with any other executive.

     Without limiting the generality of the foregoing, during the term of this Agreement, the Company shall

          (i) maintain in force with Executive's designated beneficiary a $2,000,000 ten-(10) year, decreasing term life insurance policy;

          (ii) maintain in force one or more disability insurance policies with a total benefit of $18,000 per month; and

          (iii) provide Executive with a monthly car allowance of $833 per month.

     The Executive shall also be entitled to participate or receive benefits under any future employee benefit plan or arrangement that the Company establishes for its key executives consistent with the general terms of any such future benefits plans.

     Whenever the term "compensation" or "compensate" is used in this
                        ----------------------------
Agreement, it shall mean the annual amounts (including all salary, bonuses, and
                                             ----------------------------------
benefits) calculated for the respective calendar year in accordance with the
--------
provisions of this Section III. Whenever the Company is required to make payments to Executive under this Section or Section VII below, which payments include bonus payments for a period or periods of time, which have not yet occurred, Executive will be paid his bonus portion at no less than 100% of the targeted amount.

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                     SECTION IV. EXPENSES AND OTHER MATTERS
                     --------------------------------------

     Matters relating to expense accounts for Executive, and any additional perquisites not already contained in this Agreement, shall be mutually agreed upon from time to time. The Executive shall be entitled to a minimum of four
(4) weeks paid vacation during each calendar year, or, if a greater vacation benefit shall be provided to the Company's senior executives, such greater benefit shall be provided to Executive, in addition to all normal and customary holidays observed by the Company.

     The Company shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify the Executive upon being made, or threatened to be made, a party to any actions suit or proceeding by reason of the fact that he is or was an officer of the Company. The Executive shall be covered by the Company's Directors and Officers Insurance policy and the indemnification provisions contained therein. The Company is required to maintain such policy, or a policy with similar terms and condition, in full force throughout the term of this Agreement.

                     SECTION V. MEDICAL EXPENSES BENEFITS.
                     ------------------------------------

     Executive, his spouse and dependents shall be covered under the Company's Group Insurance Medical Plan. Coverage under such plan shall be continued during Executive's active or disabled status with the Company. The rights of the Executive, his spouse and dependents to benefits under the Company's Group Insurance Medical Plan are vested hereunder, notwithstanding any subsequent termination of, or reduction of benefits under, such Plan by the Company.

                            SECTION VI. TERMINATION
                            -----------------------

     The Executive's employment may be terminated only under the following conditions.

     (a) By Executive. The Executive may terminate his employment hereunder if

          (i) the Board should fail to elect and appoint Executive as President or to an executive office possessing comparable duties and responsibilities;

          (ii) there is a change in control (defined below) of the Company;

          (iii) there is a failure by the Company to comply with any material provision of this Agreement and such failure has continued for a period of thirty (30) days after notice of such failure has been given by the Executive to the Company;

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          (iv) there is a purported termination by the Company of the
               Executive's employment which is not effected pursuant to the provisions of this Agreement relating to termination of the Executive's employment by the Company; or

          (v) upon ninety (90) days written notice by Executive to the Company of his voluntary resignation.

          For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if (i) as a result of a tender offer, merger, consolidation, sale of assets or any combination of the foregoing transactions, the persons who were directors of the Company immediately before the transaction shall cease to constitute a majority of the board of directors of the Company or any successor to the Company; (ii) the Company shall be merged or consolidated with another operation, and as a result of such merger or consolidation, less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company; (iii) the Company shall sell substantially all of the assets of the Company to an unaffiliated corporation; or (iv) the acquisition by any corporation or group of associated persons acting in concert of an aggregate of more than 50% of the outstanding shares of voting stock of the Company coupled with or followed by the election as directors of the Company of persons who were not directors of the time of such acquisition if such persons shall become a majority of the board of directors of the Company.

     (b)  By the Company.

          (i) The Company may terminate Executive's employment immediately for cause. A termination or discharge for "cause" is a termination by reason of the Board's good faith determination that (A) the Executive engaged in willful misconduct in the performance of his duties, (B) breached a fiduciary duty to the Company for personal profit to himself,
               (C) willfully violated any law, rule or regulation of a governmental authority with jurisdiction over the Executive or the Company at the time and place of such violation (other than traffic violations or similar offenses) or any final cease and desist order of a court or other tribunal of competent jurisdiction, or (D) materially breached this Agreement. No act, or failure to act, on the Executive's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interests of the Company.

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          (ii) The Company may terminate Executive's employment at any time during the term of this Agreement for any reason other than for cause or defined above, upon ninety (90) days written notice to Executive.

                  SECTION VII. COMPENSATION UPON TERMINATION.
                  ------------------------------------------

     If the Executive shall terminate his employment hereunder as provided in
Section VI(a)(i)-(iv) hereof, if the Company shall terminate the Executive's employment for any reason other than for cause, or if the Company shall have given the Executive written notice that the Employment Agreement shall not be extended, the Executive shall be paid his full compensation through the date of notice of termination and, in addition, shall be paid, in a lump sum, an amount equal to the remaining compensation due under the Agreement, or else Executive's total compensation for a period of twenty-four (24) months, whichever is greater. Such lump sum payment shall not be reduced by any present value calculation nor by any other amount and shall be paid to the Executive within thirty (30) days of the Executive's date of termination. In addition, all stock options previously granted to Executive shall become immediately and fully vested, and subject to exercise according to and in compliance with the Assumed Plan and Sections III(c)(ii) and (iii) set forth herein and the Internal Revenue Code.

     If the Executive's employment is terminated by the Company for cause, or if Executive shall have voluntarily resigned his employment, or if Executive notifies the Company of his intent not to extend this Agreement, or in the event the Executive dies during his employment hereunder, or if by reason of illness or other incapacity, Executive should be unable to perform the services agreed upon herein, Executive shall be entitled to any and all compensation payments previously agreed upon by Executive and the Company through the date of termination, plus any and all other vested benefits under any profit sharing or other plan of the company in accordance with the terms and conditions of such plan, and no further payments.

     If the Executive's employment is terminated because of any breach of this Agreement by the Company, the Executive shall be entitled to any other damages which he may sustain as a result of such breach including damages for loss of benefits under any of the Company's benefit incentive compensation, retirement income, or other plans that the Executive would have received had his employment continued for the full term provided for in this Agreement. In addition, the Executive shall also be entitled to recover from the Company any legal fees or other expenses incurred by the Executive as a result of the Company's improper termination hereof.

     The Executive shall not be required to mitigate the amount of any payment provided for by this Agreement by seeking other reemployment or otherwise.

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                          SECTION VIII. CONFIDENTIALITY
                          -----------------------------

     Recognizing that the knowledge and information about, or relationship with, the business associates, customers, clients and agents of the Company and its affiliated companies and the business methods, systems, plans and policies of the Company and of its affiliated companies which Executive has heretofore and shall hereafter receive, obtain or established as an employee of the Company or otherwise are available and unique assets of the Company, Executive agrees that, during the continuance of this Agreement and thereafter, he shall not (otherwise than pursuant to his duties hereunder) disclose without the written consent of the Company, any material or substantial, confidential or proprietary know-how, data or information pertaining to the Company, or its business, personnel or plans, to any person, firm, corporation or other entity, for any reason or purpose whatsoever. Executive acknowledges and agrees that all memoranda, notes, records and other documents made or compiled by Executive or made available to Executive concerning the Company's business shall be the Company's exclusive property and shall be delivered by Executive to the Company upon expiration or termination of this Agreement or at any other time upon the request of the Company.

     The obligations of the Executive specified in this paragraph shall not apply and the Executive shall have no obligations with respect to any information which (a) is disclosed in a printed publication available to the public, is otherwise in the public domain at the time of disclosure, or becomes publicly known through no wrongful act on the part of the Executive (b) is obtained by the Executive lawfully from a third party who is not under an obligation of secrecy of the Company, (c) is generally disclosed to third parties by the Company without similar restrictions on such third parties, or
(d) is approved for release by written authorization of the Company.

     The provisions of this Section VIII shall survive the expiration or termination of this Agreement or any part thereof, without regard to the reason therefore.

     Executive hereby acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and, in connection with such services, he will have access to confidential information concerning the Company's business. By reason of this Executive consents and agrees that if he violates any of the provisions of this Agreement with respect to confidentiality, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company will be entitled to seek an injunction restraining Executive from committing or continuing any such violation of this Agreement.

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                      SECTION IX. COVENANT NOT TO COMPETE
                      -----------------------------------

          1. Executive acknowledges and agrees that by entering into this Agreement with Company and engaging in the employment relationship contemplated hereby, Executive will be performing significant duties on behalf of Company and will be exposed to certain valuable know-how and information relating to a highly competitive industry. Executive also acknowledges and agrees that the covenants set forth in this section are a material part of the consideration bargained for by Company, and without Executive's agreement to be bound by such covenants, Company would not have agreed to enter into this Agreement or to engage Executive's services.

          2.   Executive agrees that during the term of this Agreement, and for one (1) year after any termination with or without Cause or by the Executive, Executive will not, directly or indirectly, (i) solicit, divert, recruit, induce, encourage or attempt to influence any client, customer, employee, consultant, independent contractor, salesman or supplier of Company, to cease to do business, decrease the level of business, or terminate his or her employment or otherwise cease his, her or its relationship with Company, as the case may be, or (ii) engage in (as a principal, agent, owner, consultant, partner, director, officer, employee, stockholder, investor, lender or otherwise), alone or in association with any person or entity, or be financially interested in or otherwise connected with any business in any activity similar to or in connection with the specific activities of Company, and which such business activity is to produce, manufacture, import, market or distribute in the United States or Europe or Asia any product or service (A) which was produced, manufactured, imported, marketed or distributed by or for Company at any time or (B) which Company as of the date of termination had a specified marketing plan to produce, manufacture, import, market or distribute within six (6) months of termination ; provided, however, that nothing
                                       --------  -------
contained in this Agreement shall prevent Executive from holding for investment up to 5% of any class of equity securities of a company whose securities are publicly traded (other than Company as to which there shall be no such limitation).

                               SECTION X REMEDIES
                               ------------------

     Executive acknowledges and agrees that: (a) the covenants set forth in section IX are reasonable and are essential to the business interests and operations of Company; (b) Company will not have any adequate remedy at law if Executive violates the terms hereof or fails to perform any of Executive's obligations hereunder; and (c) Company shall have the right, in addition to any other rights it may have under applicable law, to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief to restrain any breach or threatened breach of or otherwise to specifically enforce any such covenant or any other of Executive's obligations under this Agreement, as well as to obtain damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled.

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                     SECTION XI. DEDUCTIONS AND WITHHOLDING
                     --------------------------------------

     Executive agrees that the Company and its affiliated companies shall withhold from any and all payments required to be made to Executive in accordance with this Agreement all federal, state, local and other taxes that the Company or any such affiliates determine are required to be withheld in accordance with applicable statutes and regulations from time to time in effect.

                  SECTION XII. ASSIGNABILITY AND BINDING EFFECT
                  ---------------------------------------------

     The rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors, and legal representatives of Executive, and shall inure to the benefit and be binding upon the Company and its successors (including, without limitation, any person, firm, corporation, partnership or entity who succeeds to the business of the Company), but neither this Agreement nor the rights or obligations of Executive hereunder may be assigned, pledged, hypothecated or otherwise transferred by Executive to another, person, firm, corporation or entity without Company's prior written consent, nor may the obligations of Executive hereunder be delegated to any person, firm, corporation or entity.

                             SECTION XIII. NOTICES.
                             ----------------------

     All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, prepaid and return receipt requested, to the other party hereto at his or its mailing address as set forth on the signature page of this Agreement, and in the case of the Company, marked to the attention of Francis
E. Wilde, Chief Executive Officer, or his successor in interest. Either party may change the address which such communications hereunder shall be sent by sending notice of such change to the other party as herein provided.

                            SECTION XIV. SEVERABILITY
                            -------------------------

     If any provision of this Agreement of any part hereof is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all conditions and provisions of this Agreement which can be given effect without such invalid, unlawful or unenforceable provisions shall, nevertheless, remain in full force and effect.

                              SECTION XV. WARRANTY
                              --------------------

     Executive warrants and represents that he is not and will not become a party to any agreement, contract, arrangement or understanding, whether of employment or otherwise, that would in any way restrict or prohibit him from undertaking or performing his duties in accordance with this Agreement.

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                          SECTION XVI. BOARD APPROVAL
                          ---------------------------

     By execution of this Agreement, the Company acknowledges that this Agreement has been reviewed and adopted by a resolution approved by a majority of their members of the Board.

              SECTION XVII. COMPLETE UNDERSTANDING; PRIOR AGREEMENT
              -----------------------------------------------------

     This Agreement constitutes the complete understanding between the Parties with respect to the undertaking of Executive hereunder, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. Unless otherwise specifically referred to herein, this Agreement shall, from and after the Effective Date, supersede, in all respects, all previous agreements in regard to employment between Executive and the Company, and Executive shall, as of the Effective date, unless otherwise specifically referred to herein, have no rights under such agreement all of which merged herein and shall be governed hereby. This Agreement shall not be altered, modified, amended or terminated expect by written instrument signed by each of the Parties hereto.

                          SECTION XVIII. GOVERNING LAW
                          ----------------------------

     This Employment Agreement shall be governed by, and construed and enforced in accordance with, the law of the Commonwealth of Massachusetts. The Courts of the Commonwealth of Massachusetts and the United States District Court of the District of Massachusetts, shall have exclusive jurisdiction over any dispute relating to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this _____ day of May 2001.

6/27/01                                \s\ Dale Calder
------------------                   --------------------------------
Date:                                 Dale Calder

                                      RAVISENT Technologies Inc.

6/28/01                               By:\s\ Francis E. Wilde
------------------                       -----------------------------
Date:                                    Francis E. Wilde
                                         Chief Executive Officer and President

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